UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On March 10, 2014, Penn National Gaming, Inc. (the “Company”) announced that the Company intends to break ground and begin construction of the Plainridge Park Casino in Plainville, Massachusetts on March 14, 2014.  On February 28, 2014, the Massachusetts Gaming Commission (the “Commission”) awarded the Commonwealth’s only Category 2 gaming license to the Company in connection with the proposed Plainridge Park Casino.  The Company intends to exercise its option to purchase the existing Plainridge Racecourse from Ourway Realty LLC and to commence construction of a permanent gaming facility at the racecourse, with an anticipated opening in 2015.  The total cost of the project, inclusive of the cost to exercise the option and the $25 million gaming license fee, is expected to be $225 million. The Company’s press release dated March 10, 2014 announcing this event is attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 10, 2014 of Penn National Gaming, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2014	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert Ippolito
	Name:	Robert Ippolito
	Title:	Vice President, Secretary and Treasurer

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